Exhibit 99.2
Second Quarter Fiscal Year 2007 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement, and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2006 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), as well as recent reports on Form 10-Q and Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials or labor, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from the expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

A Rapid Response Second Quarter Fiscal Year 2007 Closed over 8,500 homes, 7% less than last year Unit sales down by 29% from last year Responding to market conditions locally Balancing sales pace and profit margins Emphasis on inventory reduction and cash generation Actively managing our land position-walked away from $90 million in option deposits and pre-acquisition costs Owned lots down sequentially and optioned lots at Sept 2004 levels Corporate G&A down 12% year-over-year

Home Building Highlights Second Quarter Fiscal 2007 Revenues decreased 8%, year over year Closings fell 7% to 8,525 Average sales price grew 3% to $305,201 Sales incentives and discounts reduced margin Housing operating earnings of $234 million Housing operating margin of 9.0% Backlog 6,828 sales (orders), down 29% 15,622 units, down 26% from last year $5.1 billion, down 27%

Mid-Atlantic 1,217 -28% 1,725 -1% Southeast 787 -53% 1,445 -12% Midwest 1,125 -36% 1,405 -20% Southwest 2,385 -14% 2,353 -3% West Coast 1,314 -20% 1,597 -% Total 6,828 -29% 8,525 -7% Home Building Second Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended September 30, 2006

Balance Sheet Focus Cash from operations expected to exceed $500 million, mainly occurring in latter part of the fiscal year Repurchased 1.6 million shares at $50.36 average price Reduced debt-to-capital 240bp from June 30, 2006 Actively reviewing land portfolio Reduced optioned lots by nearly 35,000 since June 30, 2006 Fiscal year to date, walked away from over $125 million in option deposits Expect to walk away from approximately another $50 million this fiscal year

Outlook: Balanced Adjustments Over Prior Year Over Prior Year Over Prior Year FY05 FY06 FY07P Avg. Neighborhoods +6% +6% +10% Closings/Avg. Neighborhood +4% +11% -20% Avg. Sales Price +11% +13% +0% Housing Operating Margin +100 bp +130 bp -600 bp FY03 05 06 07P Closings 26427 33387 39232 34000 0 FY03 05 06 07P Closings 631 1219 1765 900 0 0 % CHG % CHG Housing Operating Earnings ($ Millions) 33,387 39,232 Closings $1,219 $1,765 34,000 $900 FY FY +10% +18% -13% +32% +45% -49% A reconciliation of Housing operating earnings and Margin is provided in Attachment 9 to the Press Release.

Current Guidance - Earnings per Diluted Share from Continuing Operations Third Quarter Fiscal 2007 $0.90 Includes $30 mil of option deposit walk-away charges Fourth Quarter Fiscal 2007 $1.00 Includes $20 mil of option deposit walk-away charges Full Year Fiscal 2007 $4.00 Closely monitoring local market dynamics

Balanced Strategy Immediate Term Market issues today are excess supply and affordability Emphasizing cash generation Prospectively Long-term demand drivers support industry strength Use balance sheet flexibility to accelerate performance Diverse operational base provides significant advantages Continuous focus on quality and customer satisfaction Poised for leadership in consolidation

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